                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                    Filed Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 2, 1998


                              CAPSTAR HOTEL COMPANY
             (Exact name of registrant as specified in its charter)


DELAWARE                             1-12017                  52-1979383
(State or other jurisdiction of  (Commission File  (IRS Employer Identification
incorporation)                       Number)                    Number)



                           1010 Wisconsin Avenue, N.W.
                             Washington, D.C. 20007
                    (Address of principal executive offices)



Registrant's telephone number, including area code:   (202) 965-4455

The registrant hereby amends Items 7(a) and (b) of its Current Report on Form 8-K filed with the Commission on March 17, 1998 as set forth in the pages attached hereto to file the financial statements and pro forma condensed, consolidated statement of operations reflecting the acquisition by the registrant of the Sheraton Grande Hotel.

Item 2.           ACQUISITIONS

         The Company has previously filed a report on Form 8-K as of March 17, 1998 with respect to the requirements of Item 2.

Item 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

(a)       Financial statements of business acquired.

                          Independent Auditors' Report


The Board of Directors
CapStar Hotel Company:


We have audited the accompanying statements of operations and cash flows of the Sheraton Grande Hotel (the "Hotel") for the period from January 1, 1997 to October 22, 1997 and the year ended December 31, 1996. These financial statements are the responsibility of the Hotel's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the results of the Hotel's operations and its cash flows for the period from January 1, 1997 to October 22, 1997 and the year ended December 31, 1996 in conformity with generally accepted accounting principles.


                                                   KPMG Peat Marwick LLP




Washington, D.C.
April 23, 1998

                              SHERATON GRANDE HOTEL

                            Statements of Operations

           For the period from January 1, 1997 to October 22, 1997 and the year ended December 31, 1996



                                                    1997               1996
                                                    ----               ----

Revenues:
     Rooms                                   $   10,251,000         11,570,000
     Food and beverage                            4,573,000          6,129,000
     Other operating departments                  1,194,000          1,264,000
                                           ----------------   ----------------
                  Total revenues                 16,018,000         18,963,000
                                           ----------------   ----------------

Operating costs and expenses:
     Rooms                                        3,387,000          4,115,000
     Food and beverage                            4,082,000          5,352,000
     Other operating departments                    344,000            488,000
Undistributed operating expenses:
     Administrative and general                   1,454,000          1,864,000
     Sales and marketing                          1,281,000          1,424,000
     Management fees                                320,000            379,000
     Property operating costs                     2,058,000          2,322,000
     Property taxes, insurance and other            458,000          1,372,000
     Depreciation and amortization                1,984,000          2,382,000
     Interest expense, net                            2,000          4,663,000
                                           ----------------   ----------------

Net income (loss)                            $      648,000         (5,398,000)
                                           ----------------   ----------------
                                           ----------------   ----------------




See accompanying notes to financial statements.

                              SHERATON GRANDE HOTEL

                            Statements of Cash Flows

           For the period from January 1, 1997 to October 22, 1997 and the year ended December 31, 1996



                                                                                 1997                  1996
                                                                                 ----                  ----

Cash flows from operating activities:
     Net income (loss)                                                 $        648,000            (5,398,000)
                                                                            -----------            -----------
     Adjustments to reconcile net income (loss) to net cash
          provided (used) by operating activities:
              Depreciation and amortization                                   1,984,000             2,382,000
              Decrease (increase) in receivables                                206,000               (15,000)
              Decrease in inventories                                            11,000                 2,000
              Decrease (increase) in prepaid
                  expenses and current assets                                    (1,000)               36,000
              Increase in accounts payable and
                  accrued expenses                                              181,000             1,555,000
                                                                             ----------             ---------

                  Net cash provided (used) by operating
                      activities                                              3,029,000            (1,438,000)
                                                                              ---------            -----------

Cash flows from investing activities -
     additions to property and equipment                                        (17,000)             (227,000)

Cash flows from financing activities:
     Payments on notes payable                                                    -                  (261,000)
     Net capital contributed (distributed)                                   (3,466,000)            3,156,000
     Repayment of capital lease obligations                                    (126,000)             (140,000)
                                                                             -----------            ----------

                  Net cash provided (used ) by financing
                      activities                                             (3,592,000)            2,755,000
                                                                             -----------            ---------

                  Net increase (decrease) in cash and
                        cash equivalents                                       (580,000)            1,090,000

Cash and cash equivalents, beginning of period                                1,268,000               178,000
                                                                              ---------             ---------

Cash and cash equivalents, end of period                               $        688,000             1,268,000
                                                                              ---------             ---------
                                                                              ---------             ---------

Supplemental disclosure of cash flow information:
     Cash paid for interest                                            $         42,000             2,769,000
                                                                              ---------             ---------
                                                                              ---------             ---------

See accompanying notes to financial statements.

                              SHERATON GRANDE HOTEL

                          Notes to Financial Statements

           For the period from January 1, 1997 to October 22, 1997 and the year ended December 31, 1996


 (1)   Organization

       The Sheraton Grande Hotel (the "Hotel") is located on 333 South Figueroa Street in downtown Los Angeles. The hotel operates in the upper part of the hospitality market providing accommodation, restaurant and bar facilities to its guests. Additional income is generated by the organization of conferences, banquets and other events. Various restaurants and a gift shop are located on the premises.

       Prior to December 26, 1996, the Hotel was owned by Hotel Grande Associates (HGA), a limited partnership. On this date, HGA was dissolved as Metropolitan Life Insurance Company (MetLife), the majority partner, acquired the remaining interest in the Partnership. As a result of this transaction, the mortgage loan and accrued interest owed to MetLife were contributed to capital. The hotel was acquired by CapStar Hotel Company from MetLife on December 18, 1997 for a purchase price of $56,800,000.

 (2)   Summary of Significant Accounting Policies

       Basis of Presentation

       The accounts of the Hotel were included in the financial records of its various owners until the Hotel was sold to CapStar Hotel Company. The accompanying statements of operations and cash flows include the accounts of the Hotel only, as if it were a separate legal entity, and have been prepared using the accrual basis of accounting.

       The Hotel's monthly reporting period follows a cycle that does not coincide with the last day of a given calendar month. October 22, 1997 corresponds to the end of the Hotel's tenth period in 1997.

       Depreciation

       Depreciation is computed on the cost of the Hotel property and equipment using the straight-line method over the following estimated useful lives:



             Building                                          40 years
             Land improvements                                 15 years
             Furniture, fixtures and equipment                 5 to 15 years


       Costs of major improvements and replacements are capitalized; costs of normal repairs and maintenance are charged to expense as incurred.

       Bad Debt Expense

       Bad debt expense is accounted for using the allowance method. Management reviews the aging of accounts receivables and other current information on debtors to establish an allowance for doubtful accounts. Write-offs occur when management deems a receivable uncollectible.

       Revenue

       Revenue is earned primarily through the operations of the Hotel and recognized when earned.

       Income Taxes

       The financial statements contain no provision for federal income taxes since the Hotel was owned by a partnership and, therefore, all federal income tax liabilities were passed through to the individual partners in accordance with the partnership agreement and the Internal Revenue Code.

       Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and judgments that affect revenues and expenses recognized during the reporting period. Actual results could differ from these estimates.

(3)    Interest Expense

       MetLife had provided HGA with a mortgage loan on December 27, 1990, with an original balance of $45,800,000. The loan had an annual interest rate of 10.375%, requiring monthly principal and interest payments of $419,200. The mortgage loan matured on September 1, 1996, and was subsequently contributed to capital by MetLife upon dissolution of HGA. Interest expense for the year ended December 31, 1996 amounted to $4,663,000, and reflects interest costs recognized by HGA up to the date of dissolution of HGA.

(4)    Management Fees

       Prior to acquisition by CapStar Hotel Company, the Hotel was managed by Sheraton Operating Corporation for a 2% management fee based on gross revenues.

(5)    Related - Party Transaction

       The Hotel did not recognize insurance expense subsequent to the dissolution of HGA on December 26, 1996 as the Hotel was covered under a MetLife corporate insurance policy.

(b)       Pro Forma Financial Information

                  The Company acquired the Sheraton Grande Hotel (the "Hotel") from Metropolitan Life Insurance Company for an aggregate purchase price of approximately $56.8 million. The acquisition was funded from the Company's cash balances.

                  The unaudited pro forma Condensed Consolidated Statement of Operations is presented as if the aforementioned transaction had been consummated at the beginning of 1997. In management's opinion, all adjustments necessary to reflect the effects of the aforementioned transaction have been made.

                  This unaudited pro forma Condensed Consolidated Statement of Operations is not necessarily indicative of what the Company's actual financial position or operating results would have been had such events occurred as of an earlier date, nor does it purport to represent the future financial position or operating results of the Company.

                  The balance sheet of the Hotel has been included in the Company's most recent balance sheet on file with the Commission.

                              CapStar Hotel Company
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended December 31, 1997
                    (in thousands, except per share amounts)



                                                       Historical (A)      Sheraton Grande      Pro Forma
                                                                             Pro Forma        After Sheraton
                                                                           Adjustments (B)       Grande

 Revenue from hotel operations:
   Rooms                                                     $207,736            $10,251        $217,987
   Food and beverage                                           86,298              4,573          90,871
   Other operating departments                                 15,049              1,194          16,243
 Office rental and other revenue                                2,174                  -           2,174
 Hotel management                                               5,136                  -           5,136
                                                           ----------         ----------      ----------
 Total revenue                                                316,393             16,018         332,411
                                                           ----------         ----------      ----------

 Hotel operating expenses by department:
   Rooms                                                       51,075              3,387          54,462
   Food and beverage                                           68,036              4,082          72,118
   Other operating departments                                  8,492                344           8,836
Office rental and other expenses                                  845                  -             845
 Undistributed operating expenses:
   Administrative and general                                  50,332              2,735          53,067
   Property operating costs                                    38,437              2,058          40,495
   Property taxes, insurance and other                         12,558                883          13,441
   Lease expense                                                4,116                  -           4,116
   Depreciation and amortization                               20,990              1,470          22,460
                                                           ----------         ----------      ----------
 Total operating expenses                                     254,881             14,959         269,840
                                                           ----------         ----------      ----------

 Net operating income                                          61,512              1,059          62,571
 Interest expense, net                                         21,024                876          21,900
                                                           ----------         ----------      ----------
 Income before minority interest and income taxes              40,488                183          40,671
 Minority interest                                            (1,425)                  -         (1,425)
                                                           ----------         ----------      ----------
 Income before income taxes                                    39,063                183          39,246
 Income taxes                                                  14,911                 70          14,981

                                                           ----------         ----------      ----------
 Income from continuing operations                            $24,152               $113         $24,265
                                                           ----------         ----------      ----------
                                                           ----------         ----------      ----------

 Basic earnings per share from
  continuing operations (C)                                     $1.29                              $1.29
 Diluted earnings per share from
  continuing operations (C)                                     $1.27                              $1.27
                                                           ----------                         ----------
                                                           ----------                         ----------



(A) Reflects audited historical condensed consolidated statement of operations of the Company for the year ended December 31, 1997.

(B) Reflects the historical operations of the Hotel adjusted for (i) the elimination of management fee expense, (ii) estimated insurance expense,
     (iii) depreciation on the new cost basis, (iv) interest on the incremental debt individually attributable to the acquisition based on the terms of the Company's credit facilities and (v) federal and state income taxes at the Company's combined effective tax rate of 38%. Historical operations of the Hotel were derived from the hotel's audited financial statements included elsewhere in this current report on Form 8-K/A.

(C) The weighted average number of common shares and common share equivalents used in calculating basic and diluted earnings per share was 18,785 and 19,354 respectively. For diluted earnings per share, net income has been adjusted for certain minority interests, net of tax, of $368.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CAPSTAR HOTEL COMPANY
                                            (Registrant)


                                            By:  /s/  JOHN EMERY
                                            -----------------------
                                            John Emery
                                            Chief Financial Officer


Dated: May 6, 1998